Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA +1 847 634 6700 www.zebra.com
Zebra Technologies Announces Fourth-Quarter and Full-Year 2022 Results

Fourth-Quarter Financial Highlights
•Net sales of $1,503 million; year-over-year increase of 2.5%
•Net income of $186 million and net income per diluted share of $3.57, year-over-year decrease of 2.6% and increase of 0.6%, respectively
•Non-GAAP diluted EPS increased 4.6% year-over-year to $4.75
•Adjusted EBITDA increased 6.0% year-over-year to $338 million

Lincolnshire, Ill., February 16, 2023 — Zebra Technologies Corporation (NASDAQ: ZBRA), an innovator at the edge of the enterprise with solutions and partners that enable businesses to gain a performance edge, today announced results for the fourth quarter and full year ended December 31, 2022.

“Our team delivered strong fourth quarter results to close a challenging year. We are recovering from supply chain challenges and achieved sales and earnings performance at the high end of our outlook, driven by double-digit growth in the Americas,” said Anders Gustafsson, Chief Executive Officer of Zebra Technologies. “Although our order backlog and pipeline of opportunities remain healthy, we are taking a cautious approach to our outlook in this uncertain macro environment. Our customer value proposition is resonating and we are well positioned to extend our lead in the industry with our innovative solutions. I am confident that Bill Burns, our incoming CEO, will continue to advance our Enterprise Asset Intelligence Vision and elevate Zebra’s role in digitizing & automating our customers’ operations.”

$ in millions, except per share amounts	4Q22	4Q21	Change	FY22	FY21	Change
Select reported measures:
Net sales	$1,503	$1,467	2.5%	$5,781	$5,627	2.7%
Gross profit	685	669	2.4%	2,624	2,628	(0.2%)
Gross margin	45.6%	45.6%	0 bps	45.4%	46.7%	(130) bps
Net income	186	191	(2.6%)	463	837	(44.7%)
Net income margin	12.4%	13.0%	(60) bps	8.0%	14.9%	(690) bps
Net income per diluted share	$3.57	$3.55	0.6%	$8.80	$15.52	(43.3%)

Select Non-GAAP measures:
Adjusted net sales	$1,503	$1,467	2.5%	$5,781	$5,633	2.6%
Organic net sales growth			3.9%			3.2%
Adjusted gross profit	686	671	2.2%	2,630	2,642	(0.5%)
Adjusted gross margin	45.6%	45.7%	(10) bps	45.5%	46.9%	(140) bps
Adjusted EBITDA	338	319	6.0%	1,235	1,297	(4.8%)
Adjusted EBITDA margin	22.5%	21.7%	80 bps	21.4%	23.0%	(160) bps
Non-GAAP net income	$246	$245	0.4%	$918	$995	(7.7%)
Non-GAAP earnings per diluted share	$4.75	$4.54	4.6%	$17.47	$18.45	(5.3%)
Net sales were $1,503 million in the fourth quarter of 2022 compared to $1,467 million in the fourth quarter of 2021. Net sales in the Enterprise Visibility & Mobility ("EVM") segment were $1,022 million in the fourth quarter of 2022 compared with $1,031 million in the fourth quarter of 2021. Asset Intelligence & Tracking ("AIT") segment net sales were $481 million in the fourth quarter of 2022 compared to $436 million in the prior year period.

Consolidated organic net sales for the fourth quarter increased 3.9%. Fourth-quarter year-over-year organic net sales decreased by (0.2)% in the EVM segment and increased by 13.5% in the AIT segment.

Fourth-quarter 2022 gross profit was $685 million compared to $669 million in the prior year period. Gross margin was 45.6% for both the fourth quarter of 2022 and 2021. Current year gross margin was flat as unfavorable foreign currency changes offset the benefit from lower premium supply chain costs. Adjusted gross margin was 45.6% in the fourth quarter of 2022, compared to 45.7% in the prior year period.

Operating expenses decreased in the fourth quarter of 2022 to $425 million from $446 million in the prior year period, primarily due to lower incentive compensation expense, partially offset by costs associated with recently acquired businesses. Adjusted operating expenses decreased in the fourth quarter of 2022 to $364 million from $370 million in the prior year period.

Net income for the fourth quarter of 2022 was $186 million, or $3.57 per diluted share, compared to net income of $191 million, or $3.55 per diluted share, for the fourth quarter of 2021. Non-GAAP net income for the fourth quarter of 2022 increased to $246 million, or $4.75 per diluted share, compared to $245 million, or $4.54 per diluted share, for the prior year period.

Adjusted EBITDA for the fourth quarter of 2022 increased to $338 million, or 22.5% of adjusted net sales, compared to $319 million, or 21.7% of adjusted net sales, for the fourth quarter of 2021 due to higher gross profit and lower operating expenses.

Balance Sheet and Cash Flow
As of December 31, 2022, the company had cash and cash equivalents of $105 million and total debt of $2,032 million.

For the full year 2022, the company generated $488 million of operating cash flow and made capital expenditures of $75 million, resulting in free cash flow of $413 million. The Company made business acquisitions of $881 million, share repurchases of $751 million under its existing authorization, and had net debt proceeds of $1,037 million.

Outlook
First Quarter 2023
The company expects net sales to decline between -4% and -1% compared to the first quarter of 2022. This expectation includes an approximately 3 percentage point negative impact from foreign currency translation and an approximately 150 basis point additive impact from acquisitions.

Adjusted EBITDA margin is expected to be approximately 21%, which includes approximately $20 million of premium supply chain expense. Non-GAAP earnings per diluted share are expected to be in the range of $3.70 to $4.00. This assumes an adjusted effective tax rate of approximately 19% reflecting the United Kingdom's corporate tax rate increase.

Full Year 2023
The Company expects net sales to be in the range of a 3% decline and 1% growth compared to 2022. This expectation includes an approximately 1 percentage point negative impact from foreign currency translation and a 50 basis point additive impact from acquisitions.

Adjusted EBITDA margin is expected to be between 22% and 23%, which includes approximately $50 million of premium supply chain expense.

Free cash flow is expected to be at least $650 million inclusive of the anticipated $180 million of previously announced settlement payments.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of the most directly comparable forward-looking GAAP financial measure as discussed under the "Forward-Looking

Statements" caption below. This would include items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the company’s financial results. The conference call will be held today at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the company’s website at investors.zebra.com.

About Zebra
Zebra (NASDAQ: ZBRA) empowers organizations to thrive in the on-demand economy by making every front-line worker and asset at the edge visible, connected and fully optimized. With an ecosystem of more than 10,000 partners across more than 100 countries, Zebra serves customers of all sizes – including 86% of the Fortune 500 – with an award-winning portfolio of hardware, software, services and solutions that digitize and automate workflows. Supply chains are more dynamic, customers and patients are better served, and workers are more engaged when they utilize Zebra innovations that help them sense, analyze and act in real time. Zebra recently expanded its industrial automation portfolio with its Fetch Robotics acquisition and increased its machine vision and AI software capabilities with the acquisitions of Adaptive Vision, antuit.ai and Matrox Imaging. Zebra is #42 on Newsweek’s list of America’s 100 Most Loved Workplaces, #42 on Fast Company's list of the Best Workplaces for Innovators and #79 on Forbes’ list of America’s 500 Best Midsize Employers. Learn more at www.zebra.com or sign up for news alerts. Follow Zebra’s Your Edge blog, LinkedIn, Twitter and Facebook, and check out our Story Hub: Zebra Perspectives.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s offerings and competitors' offerings and the potential effects of emerging technologies and changes in customer requirements. The effect of global market conditions, and the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, natural disasters, man-made disasters, public health issues (including pandemics), and cybersecurity incidents may have negative effects on our business and results of operations. Our ability to purchase sufficient materials, parts, and components, as well as our ability to provide services, software and products to meet customer demand could negatively impact our results of operations and customer relationships. Profits and profitability may be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions may also have an impact on results. Foreign exchange rates, customs duties and trade policies may have an effect on financial results because of the large percentage of our international sales. The impacts of changes in foreign and domestic governmental policies, regulations, or laws, as well as the outcome of litigation or tax matters in which Zebra may be involved are other factors. The success of integrating acquisitions could also affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K and Form 10-Q.

Use of Non-GAAP Financial Information

This press release contains certain Non-GAAP financial measures, consisting of “adjusted net sales,” “adjusted gross profit,” “EBITDA,” “Adjusted EBITDA,” “Adjusted EBITDA margin,” “Non-GAAP diluted net income,” “Non-GAAP diluted earnings per share,” “free cash flow,” “organic net sales,” “organic net sales growth,” and “adjusted operating expenses.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating current period results at the currency exchange rates used in the comparable period in the prior year, rather than the exchange rates in effect during the current period. In addition, the company excludes the impact of its foreign currency hedging program in the prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors	Media
Michael Steele, CFA, IRC	Therese Van Ryne
Vice President, Investor Relations	Senior Director, External Communications
Phone: + 1 847 518 6432	Phone: + 1 847 370 2317
InvestorRelations@zebra.com	therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$105	$332
Accounts receivable, net of allowances for doubtful accounts of $1 million each as of December 31, 2022 and 2021	768	752
Inventories, net	860	491
Income tax receivable	26	8
Prepaid expenses and other current assets	124	106
Total Current assets	1,883	1,689
Property, plant and equipment, net	278	272
Right-of-use lease assets	156	131
Goodwill	3,899	3,265
Other intangibles, net	630	469
Deferred income taxes	407	192
Other long-term assets	276	197
Total Assets	$7,529	$6,215
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$214	$69
Accounts payable	811	700
Accrued liabilities	744	639
Deferred revenue	425	380
Income taxes payable	138	12
Total Current liabilities	2,332	1,800
Long-term debt	1,809	922
Long-term lease liabilities	139	121
Deferred income taxes	75	6
Long-term deferred revenue	333	315
Other long-term liabilities	108	67
Total Liabilities	4,796	3,231
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	561	462
Treasury stock at cost, 20,700,357 and 18,736,582 shares as of December 31, 2022 and 2021, respectively	(1,799)	(1,023)
Retained earnings	4,036	3,573
Accumulated other comprehensive loss	(66)	(29)
Total Stockholders’ Equity	2,733	2,984
Total Liabilities and Stockholders’ Equity	$7,529	$6,215

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended		Twelve Months Ended
	(Unaudited)
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net sales
Tangible products	$1,285	$1,260	$4,915	$4,845
Services and software	218	207	866	782
Total Net sales	1,503	1,467	5,781	5,627
Cost of sales:
Tangible products	701	694	2,699	2,590
Services and software	117	104	458	409
Total Cost of sales	818	798	3,157	2,999
Gross profit	685	669	2,624	2,628
Operating expenses:
Selling and marketing	155	157	607	587
Research and development	142	145	570	567
General and administrative	87	89	375	348
Settlement and related costs	—	—	372	—
Amortization of intangible assets	29	34	136	115
Acquisition and integration costs	2	14	21	25
Exit and restructuring costs	10	7	14	7
Total Operating expenses	425	446	2,095	1,649
Operating income	260	223	529	979
Other (loss) income, net:
Foreign exchange loss	(8)	(2)	(3)	(5)
Interest (expense) income, net	(25)	5	23	(5)
Other (expense) income, net	(2)	—	(5)	(1)
Total Other (expense) income, net	(35)	3	15	(11)
Income before income tax	225	226	544	968
Income tax expense	39	35	81	131
Net income	$186	$191	$463	$837
Basic earnings per share	$3.59	$3.58	$8.86	$15.66
Diluted earnings per share	$3.57	$3.55	$8.80	$15.52

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$463	$837
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	204	187
Amortization of debt issuance costs, extinguishment costs and discounts	4	2
Share-based compensation	88	76
Deferred income taxes	(210)	(69)
Unrealized (gain) loss on forward interest rate swaps	(89)	(30)
Other, net	1	(1)
Changes in operating assets and liabilities:
Accounts receivable, net	(5)	(239)
Inventories, net	(341)	18
Other assets	(48)	(23)
Accounts payable	92	96
Accrued liabilities	(51)	110
Deferred revenue	60	113
Income taxes	108	1
Legal settlement liability	225	—
Other operating activities	(13)	(9)
Net cash provided by operating activities	488	1,069
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(881)	(452)
Purchases of property, plant and equipment	(75)	(59)
Proceeds from the sale of long-term investments	—	—
Purchases of short-term investments	—	(1)
Purchases of long-term investments	(12)	(34)
Net cash used in investing activities	(968)	(546)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,284	46
Payments of long term-debt	(247)	(303)
Payment of debt issuance costs, extinguishment costs and discounts	(8)	—
Payments for repurchases of common stock	(751)	(57)
Net payments related to share-based compensation plans	(14)	(56)
Change in unremitted cash collections from servicing factored receivables	(11)	(1)
Net cash provided by (used in) financing activities	253	(371)
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	—	—
Net (decrease) increase in cash and cash equivalents, including restricted cash	(227)	152
Cash and cash equivalents, including restricted cash, at beginning of period	344	192
Cash and cash equivalents, including restricted cash, at end of period	$117	$344
Less restricted cash, included in Prepaid expenses and other current assets	(12)	(12)
Cash and cash equivalents at end of period	$105	$332
Supplemental disclosures of cash flow information:
Income taxes paid	$168	$199
Interest paid	$58	$32

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH
(Unaudited)

	Three Months Ended
	December 31, 2022
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	10.3%	(0.9)%	2.5%
Adjustments:
Impact of foreign currency translations (1)	3.2%	3.3%	3.3%
Impact of acquisitions (2)	—%	(2.6)%	(1.9)%
Consolidated Organic Net sales growth	13.5%	(0.2)%	3.9%

	Twelve Months Ended
	December 31, 2022
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	4.8%	1.7%	2.7%
Adjustments:
Impact of foreign currency translations (1)	1.9%	2.2%	2.0%
Impact of acquisitions (2)	—%	(2.2)%	(1.5)%
Consolidated Organic Net sales growth	6.7%	1.7%	3.2%

(1)Operating results reported in U.S. Dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. Dollar. This impact is calculated by translating the current period results at the currency exchange rates used in the comparable prior year period, inclusive of the Company’s foreign currency hedging program.

(2)For purposes of computing Organic Net sales growth, amounts directly attributable to business acquisitions are excluded for twelve months following their respective acquisitions.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN
(In millions)
(Unaudited)

	Three Months Ended
	December 31, 2022			December 31, 2021
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales (1)	$481	$1,022	$1,503	$436	$1,031	$1,467
Reported Gross profit (1)	218	467	685	188	481	669
Gross Margin	45.3%	45.7%	45.6%	43.1%	46.7%	45.6%

Non-GAAP
Adjusted Net sales	$481	$1,022	$1,503	$436	$1,031	$1,467
Adjusted Gross profit (2)	219	467	686	188	483	671
Adjusted Gross Margin	45.5%	45.7%	45.6%	43.1%	46.8%	45.7%

	Twelve Months Ended
	December 31, 2022			December 31, 2021
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales (1)	$1,736	$4,045	$5,781	$1,657	$3,976	$5,627
Reported Gross profit (1)	746	1,878	2,624	759	1,875	2,628
Gross Margin	43.0%	46.4%	45.4%	45.8%	47.2%	46.7%

Non-GAAP
Adjusted Net sales	$1,736	$4,045	$5,781	$1,657	$3,976	$5,633
Adjusted Gross profit (2)	748	1,882	2,630	761	1,881	2,642
Adjusted Gross Margin	43.1%	46.5%	45.5%	45.9%	47.3%	46.9%
(1)Consolidated results include corporate eliminations related to business acquisition purchase accounting adjustments that are not reported in segment results.
(2)Adjusted Gross profit excludes business acquisition purchase accounting adjustments and share-based compensation expense.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In millions, except share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net income	$186	$191	$463	$837
Adjustments to Net sales(1)
Purchase accounting adjustments	—	—	—	6
Total adjustments to Net sales	—	—	—	6
Adjustments to Cost of sales(1)
Share-based compensation	1	2	6	8
Total adjustments to Cost of sales	1	2	6	8
Adjustments to Operating expenses(1)
Amortization of intangible assets	29	34	136	115
Acquisition and integration costs	2	14	21	25
Settlement and related costs	—	—	372	—
Share-based compensation	20	21	90	85
Exit and restructuring costs	10	7	14	7
Total adjustments to Operating expenses	61	76	633	232
Adjustments to Other income (expense), net(1)
Amortization of debt issuance costs and discounts	—	—	4	2
Investment (gain) loss	—	(1)	—	(2)
Foreign exchange loss	8	2	3	5
Forward interest rate swap loss (gain)	1	(9)	(83)	(13)
Total adjustments to Other income (expense), net	9	(8)	(76)	(8)
Income tax effect of adjustments(2)
Reported income tax expense	39	35	81	131
Adjusted income tax	(50)	(51)	(189)	(211)
Total adjustments to income tax	(11)	(16)	(108)	(80)
Total adjustments	60	54	455	158
Non-GAAP Net income	$246	$245	$918	$995

GAAP earnings per share
Basic	$3.59	$3.58	$8.86	$15.66
Diluted	$3.57	$3.55	$8.80	$15.52
Non-GAAP earnings per share
Basic	$4.78	$4.58	$17.59	$18.61
Diluted	$4.75	$4.54	$17.47	$18.45

Basic weighted average shares outstanding	51,645,205	53,441,215	52,207,903	53,446,399
Diluted weighted average and equivalent shares outstanding	51,942,060	53,877,621	52,558,712	53,902,430
(1)Presented on a pre-tax basis.
(2)Represents adjustments to GAAP income tax expense commensurate with pre-tax non-GAAP adjustments (including the resulting impacts to U.S. BEAT/GILTI provisions), as well as adjustments to exclude the impacts of certain discrete income tax items and incorporate the anticipated annualized effects of current year tax planning.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION TO EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net income	$186	$191	$463	$837
Add back:
Depreciation (excluding exit and restructuring costs)	16	18	67	72
Amortization of intangible assets	29	34	136	115
Total Other expense (income), net	35	(3)	(15)	11
Income tax expense	39	35	81	131
EBITDA (Non-GAAP)	305	275	732	1,166

Adjustments to Net sales
Purchase accounting adjustments	—	—	—	6
Total adjustments to Net sales	—	—	—	6
Adjustments to Cost of sales
Share-based compensation	1	2	6	8
Total adjustments to Cost of sales	1	2	6	8
Adjustments to Operating expenses
Acquisition and integration costs	2	14	21	25
Settlement and related costs	—	—	372	—
Share-based compensation	20	21	90	85
Exit and restructuring costs	10	7	14	7
Total adjustments to Operating expenses	32	42	497	117
Total adjustments to EBITDA	33	44	503	131
Adjusted EBITDA (Non-GAAP)	$338	$319	$1,235	$1,297

Adjusted EBITDA % of Adjusted Net Sales	22.5%	21.7%	21.4%	23.0%

FREE CASH FLOW

	Twelve Months Ended
	December 31, 2022	December 31, 2021
Net cash provided by operating activities	$488	$1,069
Less: Purchases of property, plant and equipment	(75)	(59)
Free cash flow (Non-GAAP)(1)	$413	$1,010
(1)Free cash flow is defined as Net cash provided by operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.